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                                                                  EXHIBIT 11.1
                          COAST DENTAL SERVICES, INC.
                       COMPUTATION OF PER SHARE EARNINGS

                                  DECEMBER 31,

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                                                                                                  December 31,
                                                                                -----------------------------------------------
                                                                                     1997             1998             1999
                                                                                -------------    -------------    -------------
Income before cumulative effect of a change in accounting
    principle ..............................................................    $   3,408,882    $   4,171,257    $     656,325
Cumulative effect of a change in accounting principle ......................               --          633,813               --
                                                                                -------------    -------------    -------------
Net income .................................................................    $   3,408,882    $   3,537,444    $     656,325
                                                                                =============    =============    =============
Pro forma net income .......................................................    $   3,266,861    $   3,537,444    $     656,325
                                                                                =============    =============    =============
Shares:
Basic weighted average number of shares outstanding ........................        5,934,701        7,615,324        6,906,163
Additional shares issuable under stock options for diluted earnings
     per share .............................................................          116,310          102,874               --
                                                                                -------------    -------------    -------------
Diluted weighted average number of shares outstanding ......................        6,051,011        7,718,198        6,906,163
                                                                                =============    =============    =============

Basic earnings per share:
Income before cumulative effect of a change in accounting
    principle ..............................................................    $         .57    $         .55    $         .10
Cumulative effect of a change in accounting principle ......................               --             (.08)              --
                                                                                -------------    -------------    -------------
Net income .................................................................    $         .57    $         .47    $         .10
                                                                                =============    =============    =============
Pro forma net income .......................................................    $         .55    $         .47    $         .10
                                                                                =============    =============    =============

Diluted earnings per share:
Income before cumulative effect of a change in accounting
    principle ..............................................................    $         .56    $        .54     $         .10
Cumulative effect of a change in accounting principle ......................               --            (.08)               --
                                                                                -------------    ------------     -------------
Net income .................................................................    $         .56    $        .46     $         .10
                                                                                =============    ============     =============
Pro forma net income .......................................................    $         .54    $        .46     $         .10
                                                                                =============    ============     =============
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